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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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COGENT COMMUNICATIONS GROUP, INC. (Name of Registrant as Specified In Its Charter)
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1015 31st Street N.W.
Washington, D.C. 20007
(202) 295-4200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 28, 2004

        The Annual Meeting of Stockholders of Cogent Communications Group, Inc., a Delaware corporation (the "Company"), will be held on May 28, 2004 at 9:00 a.m., local time, at the Company's principal executive offices at 1015 31st Street N.W., Washington, D.C. 20007, for the following purposes:

  1.
  To elect persons to the board of directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors have been elected or appointed.

  2.
  To approve the amendment of the Company's 2003 Incentive Award Plan to increase the number of shares of the Company's Series H Preferred Stock available for grant under the plan.

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The foregoing matters are described in more detail in the enclosed Information Statement. This Information Statement will be first mailed to stockholders on or about May 8, 2004.

        The board of directors has fixed April 12, 2004, as the record date for determining stockholders entitled to vote at the Annual Meeting of Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

                    By Order of the Board of Directors

                    David Schaeffer, Chairman and Chief Executive Officer

Washington, D.C.
April 29, 2004

1015 31st Street N.W.
Washington, D.C. 20007
(202) 295-4200

INFORMATION STATEMENT

        This Information Statement is being furnished to the stockholders of Cogent Communications Group, Inc., a Delaware corporation (the "Company") in connection with the election of the board of directors of the Company at the Annual Meeting of Stockholders, to be held on May 28, 2004 at 9:00 a.m., local time, at the Company's principal executive offices at 1015 31st Street N.W., Washington, D.C. 20007 and at any adjournment or postponement thereof (the "Annual Meeting"). This proposal is described in more detail in this Information Statement. This Information Statement will be first mailed to stockholders on or about May 8, 2004.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY.

Matters to be Considered at the Annual Meeting

        At the Annual Meeting the Company's stockholders will be asked to consider and vote upon the election of directors, approve the amendment of the Company's 2003 Incentive Award Plan to increase the number of shares of the Company's Series H Preferred Stock available for grant under the plan and to transact such other business as may properly come before the Annual Meeting. The proposals are described in more detail in this Information Statement. The board of directors knows of no other matters that are likely to be brought before the Annual Meeting.

Record Date; Outstanding Shares; Voting Rights

        The board of directors of the Company has fixed the close of business on April 12, 2004 (the "Record Date") as the date for the determination of stockholders who are entitled to vote at the Annual Meeting. As of the Record Date, the Company's issued and outstanding capital stock consisted of:

  •
  13,995,164 shares of common stock, par value $.001 per share (the "Common Stock"), which was held by approximately 460 holders of record;

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  11,000 shares of Series F Participating Convertible Preferred Stock, par value $.001 per share (the "Series F Preferred Stock");

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  41,030 shares of Series G Participating Convertible Preferred Stock, par value $.001 per share (the "Series G Preferred Stock");

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  52,023 shares of Series H Participating Convertible Preferred Stock, par value $.001 per share (the "Series H Preferred Stock");

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  2,575 shares of Series I Participating Convertible Preferred Stock, par value $.001 per share (the "Series I Preferred Stock"); and

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  3,891 shares of Series J Participating Convertible Preferred Stock, par value $.001 per share (the "Series J Preferred Stock").

        Holders of shares of the Company's Common Stock are entitled to one vote for every share held, and holders of the Company's Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock are entitled to a number of votes per share equal to the number of shares of Common Stock issuable upon conversion of such shares of preferred stock. Each share of Series F Preferred Stock is convertible into 6,200 shares of Common Stock; each share of Series G Preferred Stock is convertible into between 5,759 and 19,617 shares of Common Stock (depending on the specific terms of the sub-series); and each share of Series H Preferred Stock is convertible into 769 shares of Common Stock. The Series I Preferred Stock and the Series J Preferred Stock are not convertible into shares of the Company's Common Stock until the Fourth Amended and Restated Certificate of Incorporation ("Existing Charter") is amended, and as a result, holders of shares of the Company's Series I Preferred Stock and Series J Preferred Stock currently are not entitled to vote. After the amendment of the Existing Charter, each share of Series I Preferred Stock will be convertible into 6,200 shares of Common Stock and each share of Series J Preferred Stock will be convertible into 30,998 shares of Common Stock. Holders of the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock are not entitled to vote for the election of directors. Accordingly, only holders of the Company's Common Stock are entitled to vote for the election of directors.

Dissenters' Rights of Appraisal

        Under the laws of the State of Delaware and the Company's governing documents, stockholders will not have the right to dissent and obtain payment for their shares in connection with the proposals described in this Information Statement.

Quorum

        A quorum is necessary for the transaction of business at the Annual Meeting. At the Annual Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by stockholders. A quorum exists when the holders of a majority of the total number of outstanding shares of stock that are entitled to vote at the Annual Meeting are represented at the Annual Meeting in person or by proxy. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and therefore, abstentions will have the effect of a negative vote for purposes of determining the approval of any matter submitted to the stockholders for a vote, other than the election of directors.

Note Regarding Share and Per Share Data

        In connection with the completion of the merger of Allied Riser Communications Corporation ("Allied Riser") with a subsidiary of the Company, which is discussed in the footnotes to the financial statements accompanying this Information Statement, the Company completed a ten-for-one reverse stock split with respect to its Common Stock. All share and per-share information contained in and accompanying this Information Statement reflects the occurrence of that reverse stock split.

PROPOSAL
ELECTION OF DIRECTORS

        The following directors are to be elected at the Annual Meeting to serve until their respective successors are elected and qualified. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

        Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. Prior to the date of the Annual Meeting, the Company anticipates that its stockholders will elect each of the following individuals director by written consent.

        Set forth below is certain biographical information concerning the individuals to be elected directors of the Company at the Annual Meeting:

Name	Age	Position
David Schaeffer	47	Chairman of the Board of Directors, President and Chief Executive Officer
H. Helen Lee	31	Chief Financial Officer and Director
Edward Glassmeyer	62	Director
Erel Margalit	41	Director
Timothy Weingarten	28	Director
Steven Brooks	52	Director
Michael Carus	37	Director
Jean-Jacques Bertrand	51	Director

        David Schaeffer, founded the Company in August 1999 and is the Chairman of the board of directors, President and Chief Executive Officer. Prior to founding the Company, Mr. Schaeffer was the founder of Pathnet, Inc., a broadband telecommunications provider, where he served as Chief Executive Officer from 1995 until 1997 and as Chairman from 1997 until 1999. Mr. Schaeffer has been elected as a member of the board of directors pursuant to an agreement among the Company, certain of its preferred stock investors and other affiliates of the Company whereby the Company has agreed to nominate certain designees to the board of directors and such preferred stock investors and other affiliates of the Company have agreed to vote for such designees. Mr. Schaeffer has been a director of the Company since 1999.

        H. Helen Lee, the Company's Chief Financial Officer and a director, joined the Company in November 2000. Prior to joining the Company, Ms. Lee worked in the LBO group of the Audax Group, a private equity firm in Boston, MA in 2000. From 1997 to 1998 Ms. Lee worked at Pathnet Inc., directing financing and corporate development activities. From 1995 to 1997, Ms. Lee worked in the Telecom M&A/Advisory Group at J.P. Morgan, where she participated in merger and acquisition transactions and advised on equity and high-yield offerings. Ms. Lee has been elected as a member of the board of directors pursuant to an agreement among the Company, certain of its preferred stock investors and other affiliates of the Company whereby the Company has agreed to nominate certain designees to the board of directors and such preferred stock investors and other affiliates of the Company have agreed to vote for such designees. Ms. Lee has been a director of the Company since 2000.

        Edward Glassmeyer, has served on the Company's board of directors since 2000. Mr. Glassmeyer was with Citicorp Venture Capital from 1968 to 1970 and The Sprout Capital Group, where he was Managing Partner from 1971 to 1974. He co-founded Charter Oak Enterprises, a merchant bank, in 1974. Mr. Glassmeyer currently serves on the board of directors of a number of portfolio companies of Oak Investment Partners, a venture capital firm that he co-founded in 1978. He was a founding director of the National Venture Capital Association (NVCA) in 1973, and has served as an Overseer of The Amos Tuck School of Business at Dartmouth College since July 1996. Mr. Glassmeyer has been elected as a member of the board of directors pursuant to an agreement among the Company, certain of its preferred stock investors, including Oak Investment Partners, and other affiliates of the Company whereby the Company has agreed to nominate certain designees to the board of directors and such preferred stock investors, Oak Investment Partners, and other affiliates of the Company have agreed to vote for such designees.

        Erel Margalit, has served on the Company's board of directors since 2000. Mr. Margalit has been Managing General Partner of Jerusalem Venture Partners since August 1997. He was a general partner of Jerusalem Pacific Ventures from December 1993 to August 1997. From 1990 to 1993, Mr. Margalit was Director of Business Development of the City of Jerusalem. Mr. Margalit is a director of Bridgewave Communications, Inc., CyOptics, Inc. SANGate Systems, Inc., MagniFire Websystems, Inc., Native Networks, Ltd. and Cyber-Ark Software, Inc. Mr. Margalit has been elected as a member of the board of directors pursuant to an agreement among the Company, certain of its preferred stock investors, including Jerusalem Venture Partners, and other affiliates of the Company whereby the Company has agreed to nominate certain designees to the board of directors and such preferred stock investors, Jerusalem Venture Partners, and other affiliates of the Company have agreed to vote for such designees.

        Timothy Weingarten, became a director in October 2003. Mr. Weingarten graduated in the Spring of 1997 from the University of Pennsylvania with a B.S. degree in Electrical Engineering. From May 1996 to February 2000, he worked for Robertson Stephens & Co. in California. From February 2000 to present, Mr. Weingarten has worked for Worldview Technology Partners and currently serves on the board of directors of Explore, Inc., Force10 Networks and Movaz Networks. Mr. Weingarten has been elected as a member of the board of directors pursuant to an agreement among the Company, certain of its preferred stock investors, Worldview Technology Partners, and other affiliates of the Company whereby the Company has agreed to nominate certain designees to the board of directors and such preferred stock investors, Worldview technology Partners, and other affiliates of the Company have agreed to vote for such designees.

        Steven Brooks, became a director in October 2003. Mr. Brooks currently serves as Managing Partner of Broadview Capital Partners, which he co-founded in 1999. From 1997 until 1999, Mr. Brooks headed the technology industry mergers and acquisition practice at Donaldson, Lufkin & Jenrette. Previously, Mr. Brooks has held a variety of positions in the investment banking and private equity fields, including: Head of Global Technology Banking at Union Bank of Switzerland, Managing Partner of Corporate Finance at Robertson Stephens, founder and Managing Partner of West Coast technology investment banking at Alex. Brown & Sons, and Principal at Rainwater, Inc., a private equity firm in Fort Worth, Texas. Mr. Brooks is a member of the Board of Directors of VERITAS Software Corporation, Pharsight Corporation and Proxim Corporation, as well as a number of private companies. Mr. Brooks has been elected as a member of the board of directors pursuant to an agreement among the Company, certain of its preferred stock investors, Broadview Capital Partners, and other affiliates of the Company whereby the Company has agreed to nominate certain designees to the board of directors and such preferred stock investors, Broadview Capital Partners, and other affiliates of the Company have agreed to vote for such designees.

        Michael Carus, became a director in October 2003. Mr. Carus has been a general partner and Chief Financial Officer of Jerusalem Venture Partners since July 2001. Prior to joining Jerusalem Venture Partners, Mr. Carus has served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer at Fundtech, Inc. from May 1997 to July 2001. Prior to that, Mr. Carus had held various senior management positions at Geotek Communications, Inc., from May 1995 to May 1997, and he was a CPA and Manager of Business Assurance at Coopers and Lybrand from August 1988 to May 1995. Mr. Carus has been elected as a member of the board of directors pursuant to an agreement among the Company, certain of its preferred stock investors, including Jerusalem Venture Partners, and other affiliates of the Company whereby the Company has agreed to nominate certain designees to the board of directors and such preferred stock investors, Jerusalem Venture Partners, and other affiliates of the Company have agreed to vote for such designees.

        Jean-Jacques Bertrand, became a director in April 2004. Mr. Bertrand has been Managing Partner of BNP Private Equity SA since 1998 and investment adviser of certain private equity funds sponsored by the BNP Paribas group since 1990. Prior to that, Mr. Bertrand held senior management functions with France Telecom and was appointed special adviser to the French Minister of Communications. He sits on the board of directors of Genesys SA, Multitel and Musiwave. Mr. Bertrand has been elected as a member of the board of directors pursuant to an agreement among the Company, certain of its preferred stock investors, including BNP Paribas group, and other affiliates of the Company whereby the Company has agreed to nominate certain designees to the board of directors and such preferred stock investors, BNP Paribas group, and other affiliates of the Company have agreed to vote for such designees.

THE BOARD OF DIRECTORS AND COMMITTEES

        The board of directors met 17 times during 2003 and acted by unanimous written consent in lieu of a meeting on 3 occasions. Each member of the board of directors attended 75% or more of the aggregate number of board and applicable committee meetings during such member's term on the board and applicable committee. The board of directors has a standing audit committee and a compensation committee, but does not have a nominating committee or other committee that would perform a similar function.

        The board of directors currently consists of eight directors. The directors are David Schaeffer, Edward Glassmeyer, Erel Margalit, Helen Lee, Jean-Jacques Bertrand, Timothy Weingarten, Steven Brooks and Michael Carus, each of whose term will expire at the Annual Meeting. On March 11, 2004 the Board of Directors amended the Company's bylaws to eliminate the classified board so that the full slate of directors will stand for election annually. The Company's directors may be removed either with or without cause at any meeting of the Company's stockholders by a majority vote of those stockholders represented and entitled to vote at such meeting, however, certain of the holders of preferred stock that currently have the voting power to determine the outcome of such a vote have agreed not to vote to remove any member of the board of directors unless the party that designated that member for nomination to the board of directors also votes to remove that member, and in the case that such nominating party votes to remove its designee, such other holders of preferred stock have agreed to vote to remove the designee.

        James Wei resigned from the Company's board of directors on September 1, 2003.

Audit Committee

        The board of directors has established an audit committee. The audit committee consists of Messrs. Carus, Glassmeyer and Margalit, each of whom has affirmatively been established as "independent" by the board of directors, as the term is defined in Section 121(A) of the listing standards of the American Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Each member of the Audit Committee is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. The board of directors has determined that Mr. Carus is "financially sophisticated" as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended and is an "audit committee financial expert" as defined by the rules and regulations of the SEC.

        The audit committee met four times during 2003 and meets periodically with management and the Company's independent accountants to review their work and confirm that they are properly discharging their respective responsibilities. The audit committee also:

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  appoints the independent auditor to audit the Company's financial statements and perform services related to the audit;

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  pre-approves any permitted audit or non-audit services performed by the Company's independent auditor;

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  establishes the scope of the audit with management, the independent auditor and the internal auditor;

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  reviews with management and the independent auditor the results of the audit, the adequacy of the internal accounting control procedures and any major issues regarding accounting principles;

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  discusses with the independent auditor any matters required to be discussed pursuant to Statement on Auditing Standards No. 61, "Communication with Audit Committees"; and

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  confirms the independence of the Company's auditor.

Audit Committee Report

To the Board of Directors:

        We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2003.

        We have discussed with the independent auditors, Ernest & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from Ernest & Young LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, we recommend to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                        Audit Committee:

                        Edward Glassmeyer,
                        Erel Margalit
                        Michael Carus

Compensation Committee

        The compensation committee, established by the board of directors, currently consists of Messrs. Margalit, Glassmeyer and Brooks, each of whom is independent as the term is defined in Section 121(A) of the listing standards of the American Stock Exchange. The compensation committee administers the 2003 Incentive Award Plan, reviews management recommendations with respect to option grants, and takes other actions as may be required in connection with the compensation and incentive plans. The functions of the compensation committee were assumed by the full board of directors during 2003.

Director Nominations

        As mentioned above, the Company did not have a standing nominating committee or a committee performing a similar function in 2003. Historically, the board of directors has not considered a nominating committee necessary in that there have been few vacancies on the Company's board, and vacancies have been filled through discussions between the Chairman, the Chief Executive Officer, the Chief Financial Officer of the Company and the other members of the board of directors.

        The Company has not received director candidate recommendations from its stockholders and does not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. The Company does not intend to treat stockholder recommendations in any manner different from other recommendations.

        The board of directors has not adopted a policy with respect to minimum qualifications for board members. With respect to each individual vacancy, the board of directors has determined the specific qualifications and skills required to fill that vacancy and to complement the existing qualifications and skills of the other members of the board of directors.

        Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the board of directors is not otherwise able to identify an appropriate pool of candidates.

Stockholder Communication with Board Members

        Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process, in which stockholder communications that are received by the Secretary for the board's attention, or summaries thereof, are then forwarded to the board has served the board's and the stockholders' needs. In view of recently adopted SEC disclosure requirements relating to this issue, the board may consider development of more specific procedures. Until any other procedures are developed and posted on the Company's corporate website, any communications to the board of directors should be sent to it in care of the Secretary.

Board Member Attendance at Annual Meetings

        The Company encourages all of its directors to attend the annual meeting of stockholders. The Company generally holds a board meeting coincident with the annual meeting to minimize director travel obligations and facilitate their attendance at the stockholders' meeting.

Director Independence

        American Stock Exchange corporate governance rules require that a majority of the board of directors be independent. No director qualifies as independent unless the board of directors determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The board's inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable American Stock Exchange corporate governance rules, the board of directors has determined that all of the directors are independent other than Mr. Schaeffer and Ms. Lee.

Director Compensation

        The Company generally does not compensate board members for their participation on the board of directors. However, as compensation for Ms. Lee's service as a director, on February 8, 2000 she received options to purchase 2,400 shares of Company Common Stock at an exercise price of $0.10 per share, which vested in equal amounts quarterly over three years. Ms. Lee became Chief Financial Officer in November, 2000. Ms. Lee exchanged these options for Series H Preferred Stock in October 2003.

EXECUTIVE OFFICERS

        Set forth below is certain biological information concerning the executive officers or key employees of the Company. Biographical information regarding Mr. Schaeffer and Ms. Lee is included under "Proposal—Election of Directors." All executive officers hold office until a successor is chosen and qualified.

        Robert Beury, age 50, is the Company's Chief Legal Officer and joined the Company in September 2000. Prior to joining the Company, Mr. Beury served as Deputy General Counsel of Iridium LLC from 1994 to 2000. From 1987 to 1994 Mr. Beury was General Counsel of Virginia's Center for Innovative Technology, a non-profit corporation set up to develop the high tech industry in Virginia.

        R. Brad Kummer, age 54, joined the Company in February 2000 as Vice President and Chief Technology Officer. Mr. Kummer spent the 25 years prior to joining the Company at Lucent Technologies (formerly Bell Laboratories), where he served in a variety of research and development and business development roles relating to optical fibers and systems. In his most recent work at Lucent, he was responsible for optical fiber systems engineering for long haul and metropolitan dense wavelength division multiplexing systems.

        Timothy O'Neill, age 47, joined the Company in January 2001 as the Vice President of Engineering Construction. He is responsible for the network build-out and provisioning. From 1999 to 2001, Mr. O'Neill was employed at @Link Networks, Inc. where he served as Chief Network Officer. While at @Link Networks, Inc., Mr. O'Neill was responsible for engineering, implementing, and operating an integrated communications network. From 1998 to 1999, Mr. O'Neill was the Vice President of National Operations for Nextlink Communications (subsequently XO Communications Inc.). His responsibilities included the NOC, network assurance, central office construction, provisioning, and engineering. Mr. O'Neill has also held senior management positions with Time Warner Communications and Internet Communications from 1994 to 1998.

        Mark Schleifer, age 34, joined the Company in October 2000 and currently serves as Vice President, IP Engineering. From 1994 to 2000, Mr. Schleifer served as Senior Director, Network Engineering at DIGEX/Intermedia, Incorporated, a provider of high-end managed Web and application hosting services. At DIGEX/Intermedia, Incorporated, Mr. Schleifer managed the Network Engineering group, Capacity Planning group, and Research and Development group. He was responsible for all technical aspects of customer turn up, network troubleshooting, field installations, and new equipment testing for the leased line business. Mr. Schleifer also coordinated peering and backbone circuit deployment to maintain network throughput and availability.

        Thaddeus Weed, age 43, joined the Company in February 2000 and serves as Vice President and Controller. From 1997 to 1999, Mr. Weed served as Senior Vice President of Finance and Treasurer at Transaction Network Services where Mr. Weed undertook a broad range of financial management responsibilities. These responsibilities included financial planning, forecasting, budgeting, financial modeling, acquisition, and international expansion strategies and pro-forma analyses. In 1999 he negotiated and completed the sale of Transaction Network Services to PSINet, Inc. From 1987 to 1997, Mr. Weed was employed at Arthur Andersen LLP where he served as Senior Audit Manager, consulting on due diligence and operational improvement issues and performing audits of public and private entities.

EXECUTIVE COMPENSATION

        The following table sets forth summary information concerning the compensation paid during the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 to the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2003 and whose compensation exceeded $100,000 for fiscal year 2003. These individuals are referred to in this report as the named executive officers.

Summary Compensation Table

Long-Term Compensation Awards
Name and Principal Position	Year	Annual Compensation (Salary)		Restricted Stock Awards ($)(1)	Securities Underlying Options (#)
David Schaeffer Chairman, President and Chief Executive Officer	2003 2002 2001	$250,000 250,000 250,000		$6,377,823 — —	— — 478,700
Helen Lee Chief Financial Officer	2003 2002 2001	250,000 248,750 220,000		911,262 — —	— — 100,000
Mark Schleifer Vice President, IP Engineering	2003 2002 2001	208,000 208,000 208,000		105,113 — —	— — 3,796
Robert Beury Chief Legal Officer	2003 2002 2001	200,000 197,333 196,000		105,113 — —	— — 4,555
Bruce Wagner Vice President of Sales	2003 2002 2001	227,246 121,921 —	(2)	151,849 — —	— — —

(1)
Restricted stock awards were made pursuant to the 2003 Incentive Award Plan, whereby shares of Series H Preferred Stock were granted to employees based upon the number of options held to purchase common stock, as discussed in more detail under elsewhere in this prospectus. The dollar value of such shares, as reflected here, assumes a per share value of the Series H Preferred Stock equal to its liquidation value of approximately $168.72 per share.
(2)
Reflects partial year employment—Mr. Wagner joined the Company in June 2002. He resigned in February 2004.

2003 Option Information

        The Company did not grant any options to the named executive officers during the year ended December 31, 2003, nor did any of them exercise any options during that year. Additionally, in October 2003 the Company closed a transaction with certain of its employees including the named executive officers pursuant to which they exchanged all of the options that they then held for shares of the Company's Series H Preferred Stock. This transaction is referred to as the offer to exchange. The offer to exchange is described in greater detail below under "Equity Plans."

        The shares of Series H Preferred Stock issued to the named executive officers pursuant to the offer to exchange, and the number of shares of common stock into which they are convertible (without giving effect to restrictions on such stock) are set forth in the following table:

Named Executive Officer	Shares of Series H preferred stock issued in offer to exchange	Shares of common stock to be issued upon conversion of shares of Series H preferred stock
David Schaeffer	37,801	29,077,708
Helen Lee	5,401	4,154,618
Mark Schleifer	623	479,231
Robert Beury	623	479,231
Bruce Wagner	900	692,308

Equity Plans

        In 1999 the board of directors adopted the Amended and Restated Cogent Communications Group, Inc. 2000 Equity Incentive Plan. The principal purpose for the adoption of the 2000 Equity Incentive Plan was to attract, retain, and motivate selected officers, employees, consultants, and directors through the granting of stock-based compensation awards. The 2000 Equity Incentive Plan provides for a variety of compensation awards, including stock options, stock purchase rights and direct stock grants. The Company's board of directors, through the Compensation Committee, administers the equity plan with respect to all awards. The full board administers the equity plan with respect to options granted to independent directors, if any. No options were granted to the named executive officers under the equity plan in 2003.

        On June 12, 2003, the Compensation Committee of the board of directors adopted, subject to stockholder approval, the 2003 Incentive Award Plan. The Company believed that adoption of the 2003 Incentive Award Plan was necessary to permit it to continue to incentivize its employees, consultants, and directors by granting restricted stock awards as part of their overall compensation. The decision to grant shares of restricted preferred stock under the 2003 Incentive Award Plan was made in order to allow management and employees to share in the proceeds of the Company's sale or other liquidation when the amount of the proceeds resulted in a distribution to preferred stockholders under the liquidation provisions of the preferred stock, but were not sufficient to result in distributions to holders of Common Stock. The Company expects that this structure will incentivize management and employees by providing them with the possibility of reaping an economic benefit in a greater number of scenarios than would be the case if the 2003 Incentive Award Plan provided only for Common Stock grants.

        The Compensation Committee determined that each of the Company's employees would be eligible to receive grants of Series H Preferred Stock under the 2003 Incentive Award Plan. The number of shares granted to each employee was based on the number of options to purchase common stock granted to that employee under the the 2000 Equity Incentive Plan, and in the case of the Chief Executive Officer, Chief Financial Officer and Controller, the number of options and shares of restricted common stock held by such individuals. As a condition to receiving grants under the 2003 Incentive Award Plan, employees were required to relinquish all options to purchase Common Stock, and in the case of the Chief Executive Officer, Chief Financial Officer and Controller, options to purchase Common Stock and the restricted Common Stock previously issued to them. Restrictions on transfer of shares of Series H Preferred Stock granted under the 2003 Incentive Award Plan in connection with the offer to exchange were removed with respect to 27% of the shares granted upon receipt of the shares and then in equal monthly installments over the subsequent 35 months.

EMPLOYMENT AGREEMENTS

        David Schaeffer Employment Agreement.    David Schaeffer has an employment agreement that provides for a minimum annual salary of $250,000 for his services as Chief Executive Officer. He also receives all of the Company's standard employee benefits and a life insurance policy with a death benefit of $2 million. If he is discharged without cause or resigns for good reason, he is entitled to a lump sum amount equal to his annual salary at the time and continuation of his benefits for one year. If he is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to additional payment to reimburse him for all taxes, up to a maximum additional payment of 20% of the amount subject to tax. The agreement also provides that failure to elect Mr. Schaeffer's designees to the board of directors, as provided in the Third Amended and Restated Stockholders Agreement, constitutes a material breach of his employment agreement. In the event of a change of control, 100% of his then unvested restricted stock will vest immediately.

        Helen Lee Employment Agreement.    Helen Lee's employment agreement provides for a minimum annual salary of $220,000 for her services as Chief Financial Officer. In the event that her employment with the Company is terminated without cause or constructively terminated, the agreement entitles her to six months of salary and continuation of benefits for six months and all stock options to be vested in the quarter of termination will vest immediately. In the event of a change of control, 100% of her then unvested restricted stock will vest immediately.

        Mark Schleifer Employment Agreement.    Mark Schleifer's employment agreement provides for a minimum annual salary of $208,000 for his services as Vice President, IP Engineering. In the event that his employment with the Company is terminated without cause or constructively terminated without cause, the agreement entitles him to three months of salary and continuation of benefits for six months. In the event of a change of control the vesting of his restricted stock accelerates so that he will be 100% vested in not less than 12 months following the change of control. In the event of a change of control resulting in his termination without cause, 100% of his then unvested stock options and restricted stock will vest immediately.

        Robert Beury Employment Agreement.    Robert Beury's employment agreement provides for a minimum annual salary of $196,000 for his services. The agreement entitles him to six months of salary and six months of benefits in the event that his employment with the Company is terminated without cause or constructively terminated. In the event of a change of control the vesting of his restricted stock accelerates so that he will be 100% vested in not less than 12 months following the change of control. In the event of a change of control resulting in his termination without cause, 100% of his then unvested stock options and restricted stock will vest immediately.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The compensation committee of the board of directors is responsible for determining compensation for the Company's executive officers and other employees, and administering the 2003 Incentive Award Plan, the Company's management incentive plan and other compensation programs. The compensation committee currently consists of Messrs. Glassmeyer, Margalit, and Brooks.

        The compensation of the Chief Executive Officer was originally determined in negotiations with the venture capitalists who initially invested in the company in February of 2000, and is governed by the terms of his employment agreement that is discussed above. The compensation of subsequently hired executive officers was determined in negotiations between the Chief Executive Officer and such executive officers and in consultation with the board of directors and the compensation committee and in most cases is governed by the terms of employment agreements. Subsequent adjustments to the compensation of executive officers other than the Chief Executive Officer have been made based upon the recommendation of the Chief Executive Officer after consultation with the compensation committee.

        All Company executive officers also participate in the Company's benefit programs, including the Company's 401(k) plan and its medical, dental and other benefits plans.

        As described above, the compensation committee periodically reviews the compensation of the Company's Chief Executive Officer and each executive officer and determines the compensation for each executive based upon the executive's performance, the Company's attainment of certain financial and strategic objectives and other factors.

                        Compensation Committee:

                        Edward Glassmeyer
                        Erel Margalit
                        Steven Brooks

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 2003:

  •
  None of the members of the compensation committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

  •
  None of the members of the compensation committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

  •
  None of the Company's executive officers served on the compensation committee (or another board committee with similar functions) of any entity where one of that entity's executive officers served on the Company's compensation committee;

  •
  None of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's compensation committee; and

  •
  None of the Company's executive officers served on the compensation committee (or another board committee with similar functions) of another entity where one of that entity's executive officers served as a director on the Company's board of directors.

PERFORMANCE GRAPH

        The following graph compares the cumulative return, for the period beginning February 5, 2002, the day the Company's Common Stock began trading, through December 31, 2003 of the Company's Common Stock to the total cumulative return over the same period of the common stocks in (1) The Standard & Poors 500 (S&P 500) Index and (2) an industry peer group consisting of Savvis Communications Corporation (NASDAQ: SVVS); Internap Network Services Corporation (NASDAQ: INAD); Fastnet Corporation (NASDAQ: FSST); Time Warner Telecom Inc. (NASDAQ: TWTC); and U.S. Realtel Inc. (NASDAQ: USRT). The comparison assumes $100 was invested on February 5, 2002 in the Company's Common Stock, the S&P 500 Index and the industry peer group, with dividends, if any, reinvested.

COMPARISON OF 23 MONTH CUMULATIVE TOTAL RETURN*
AMONG COGENT COMMUNICATIONS GROUP, THE S&P 500 INDEX
AND A PEER GROUP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's capital stock as of March 31, 2004, (1) assuming conversion of all of the shares of Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock into common stock at their then-effective conversion rates, and (2) assuming that the Series I Preferred Stock and the Series J Preferred Stock were convertible on that date and assuming conversion of all of the shares of the Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock into Common Stock at their then effective conversion rates, by:

  •
  each stockholder known to us to be a beneficial owner of more than 5% of any class of voting capital stock;

  •
  each of the Company's directors;

  •
  each of the named executive officers; and

  •
  all of the Company's executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants and securities convertible into common stock held by that person that are exercisable as of March 31, 2004 or exercisable within 60 days thereof are deemed beneficially owned. Except as indicated in the footnotes to this table, the Company believes that each stockholder named in the following table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name, except to the extent shared by a spouse under applicable law. This table is based on information supplied by officers, directors and principal stockholders. As of March 31, 2004, assuming conversion of all of the Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock into Common Stock at their then effective conversion rates, there would have been 377,999,564 shares of Common Stock outstanding. If the Series I Preferred Stock and Series J Preferred Stock had been convertible as of March 31, 2004, and assuming conversion of all of the outstanding preferred stock of the Company, including the Series I Preferred Stock and Series J Preferred Stock, into Common Stock at their then effective conversion rates, there would have been 514,567,326 shares of Common Stock outstanding.

        Unless otherwise noted, the address for each stockholder below is: c/o Cogent Communications Group, Inc., 1015 31st Street, N.W., Washington D.C. 20007.

Name and Address	Number of Shares of Common Stock	Percent Ownership as of March 31, 2004	Number of Shares after convertibility of Series I Preferred Stock and Series J Preferred Stock	Percent Ownership after convertibility of Series I Preferred Stock and Series J Preferred Stock
Entities affiliated with Jerusalem Venture Partners Building One Mahla, Jerusalem 91487 (1)	80,015,134	21.18%	98,632,617	19.18%
Entities affiliated with Worldview Technology Partners 435 Tasso Street, #120 Palo Alto, CA 94301 (2)	59,903,503	15.86	66,105,487	12.85
Entities affiliated with Oak Investment Partners IX, LP One Gorham Island Westport, CT 06880 (3)	60,702,017	16.07	79,300,901	15.42
Entities affiliated with Broadview Capital Partners One Bridge Plaza Fort Lee, NJ 07024 (4)	33,051,668	8.75	40,230,837	7.82
BNP Europe Telecom & Media Fund II, LP (5)	—	—	77,495,350	15.07
Cisco Systems Capital Corporation (6)	68,199,901	18.05	68,199,901	13.26
David Schaeffer (7)	16,940,378	4.48	16,940,378	3.29
H. Helen Lee (8)	1,817,693	*	1,817,693	*
Erel Margalit (1)	80,015,134	21.18	98,632,617	19.18
Michael Carus (1)	80,015,134	21.18	98,632,617	19.18
Edward Glassmeyer (3)	60,702,017	16.07	79,300,901	15.42
Timothy Weingarten (2)	59,903,503	15.86	66,105,487	12.85
Steven Brooks (4)	33,051,668	8.75	40,230,837	7.82
Mark Schleifer (9)	210,000	*	210,000	*
Robert Beury (10)	210,000	*	210,000	*
Directors and executive officers as a group (12 persons)	253,481,250	67.10	304,078,770	59.12

*
Less than 1%
(1)
Includes shares held by entities affiliated with Jerusalem Venture Partners, of which Mr. Margalit is Managing General Partner and Mr. Carus is a General Partner and CFO, including: (a) JVP III, LP, (b) JVP III (Israel) LP, (c) JVP Entrepreneurs Fund LP, (d) JVP IV, LP, (e) JVP-IV-A LP, and (f) JVP IV (Israel) LP. Messrs. Margalit and Carus disclaim beneficial ownership of such shares.
(2)
Includes shares held by entities affiliated with Worldview Technology Partners, including: (a) Worldview Technology Partners III, LP, (b) Worldview Technology International III, LP, (c) Worldview Strategy III, LP, (d) Worldview III Carrier Fund, LP, (e) Worldview Technology Partners IV, LP, (f) Worldview Technology International IV, LP, and (g) Worldview Strategic Partners IV, LP. Mr. Weingarten disclaims beneficial ownership of such shares.

(3)
Includes shares held by Oak Investment Partners, of which Mr. Glassmeyer is a director, including: (a) Oak Investment Partners IX, LP, (b) Oak IX Affiliates Fund, LP, and (c) Oak IX Affiliates (Annex), LP. Mr. Glassmeyer disclaims beneficial ownership of such shares.
(4)
Includes shares held by entities affiliated with Broadview Capital Partners, of which Mr. Brooks is Managing Partner, including: (a) BCI Holdings LP, (b) Broadview Holdings LLP, (c) Broadview BCPSBS Fund, (d) Broadview Capital Partners Affiliates Fund, (e) Broadview Capital Partners Management, and (f) Broadview Capital Partners Qualified Purchaser Fund. Mr. Brooks disclaims beneficial ownership of such shares.
(5)
Includes shares held by entities affiliated with Entities affiliated with BNP Paribas Bank, including (a) Natio Vie Developpement3, Fonds Communi de Placement a Risque ("NVD3"), and (b) BNP Europe Telecom & Media Fund II ("BNP ETMF"). Pursuant to the terms of the merger agreement pursuant to which the Series I and Series J Preferred Stock were issued, Jean Jacques Bertrand became a member of the Company's Board of Directors. Mr. Bertrand is a member of the Board of Directors of BNP Private Equity SA, the management company of NVD3 and is a director and one of the shareholders of General Business Finance and Investment Ltd., the general partner of BNP ETMF. Mr. Bertrand disclaims beneficial ownership of the shares held by NVD3 and BNP ETMF.
(6)
Includes 11,000 shares of Series F Preferred Stock, convertible into 68,199,901 shares of Common Stock.
(7)
Includes 295,424 shares of Common Stock, 160,424 of which are owned directly by Mr. Schaeffer and 135,000 shares of which are held by the Schaeffer Descendant's Trust. Mr. Schaeffer disclaims beneficial ownership of such shares. Also includes 16,538 shares of Series H Preferred Stock, convertible into 12,721,545 shares of Common Stock.
(8)
Includes 2,363 shares of Series H Preferred Stock, convertible into 1,817,693 shares of Common Stock.
(9)
Includes 273 shares of Series H Preferred Stock, convertible into 210,000 shares of Common Stock.
(10)
Includes 273 shares of Series H Preferred Stock, convertible into 210,000 shares of Common Stock.
(11)
See footnotes (1) through (6) above. Consists of David Schaeffer, H. Helen Lee, Mark Schleifer, Robert Beury, Erel Margalit, Edward Glassmeyer, Timothy Weingarten, Steven Brooks, Michael Carus, R. Brad Kummer, Timothy O'Neill and Thaddeus Weed.

INDEPENDENT PUBLIC ACCOUNTANTS

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        On July 10, 2002, the Company appointed Ernst & Young, LLP ("Ernst & Young") as its new independent accountants for the fiscal year ended December 31, 2002, replacing the firm of Arthur Andersen LLP ("Arthur Andersen"), which served as the Company's independent accountants for the fiscal years ended December 31, 2000 and December 31, 2001. The Company's Board of Directors approved this decision.

        During the two most recent fiscal years and any subsequent interim period prior to engaging Ernst & Young, the Company did not consult with Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

        The reports of Arthur Andersen on the Company's financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the years ended December 31, 2000 and 2001, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to refer to the subject matter of the disagreements in their report. In addition, during the two most recent fiscal years, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        The audit committee plans to appoint Ernst & Young as the independent public accounting firm to audit the Company's financial statements for the fiscal year beginning January 1, 2004. In making this determination, the audit committee considered whether the audit and non-audit services Ernst & Young provides are compatible with maintaining the independence of the Company's outside auditors. The audit committee has adopted a policy that sets forth the manner in which the audit committee will review and approve all services to be provided by Ernst & Young before the firm is retained. The audit committee pre-approves all audit and permitted non-audit services to be performed for the Company by its independent public accountants. The chairperson of the audit committee may represent the entire committee for the purposes of pre-approving permitted non-audit services. The audit committee does not consider the provision of the permitted non-audit services to be incompatible with maintaining the independent public accountant's independence.

        Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Audit Fees and Services

        The following table summarizes fees billed to the Company by Ernst & Young LLP during fiscal years 2003 and 2002:

	Fees (in thousands)
Service
	2003	2002
Audit Fees	$220	$134
Audit-Related Fees	—	—
Tax Fees	202	63
All Other Fees	—	—

Total	$422	$197

        Fees for audit services include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally. Tax fees included tax compliance, tax advice and tax planning, including expatriate tax services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Company Headquarters Lease

        The Company leases office space in Washington, D.C. from a partnership of which the Chairman and Chief Executive Officer, Dave Schaeffer, is the general partner. The annual rent for this space is approximately $369,000 and the lease expires August 31, 2004.

Acquisitions

        In connection with recent business acquisitions in Europe, which are described in more detail in the 2003 Annual Report to Stockholders accompanying this Information Statement, the Company issued Series I Preferred Stock and Series J Preferred Stock as consideration for the acquisitions. As described in greater detail in "Security Ownership of Certain Beneficial Owners and Management," certain of the members of the Company's board of directors may be deemed to have beneficial ownership of such shares.

Stockholder's Agreement

        In connection with the acquisitions mentioned above, the holders of Series I Preferred Stock and Series J Preferred Stock entered into a Third Amended and Restated Stockholders Agreement with the Company and the holders of the Company's Series G Preferred Stock and Series F Preferred Stock, which provides for, among other things, an agreement by the parties to vote shares of Common Stock held by them for directors of the Company so as to elect as directors of the Company persons designated by certain of the parties to such agreement as well as the right to participate on a proportional basis in any future equity offerings by the Company.

Registration Rights Agreement

        In connection with the acquisitions mentioned above, the holders of the Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and Series J Preferred Stock entered into a Fourth Amended and Restated Registration Rights Agreement with the Company, which provides for, among other things, registration rights with respect to Common Stock issued to the parties to the agreement.

Employment Agreements

        The Company has employment agreements with certain of the named executive officers as described in "Executive Compensation—Employment Agreements."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than ten percent of a registered class of stock of companies subject to the reporting requirements of Section 12 of the Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

        Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on its records and other information, the Company believes that all Section 16(a) filing requirements applicable to its directors and officers for the year 2003 were timely filed.

PROPOSAL NO. 2: AMENDMENT OF THE 2003 INCENTIVE AWARD PLAN

        On April 21, 2004 the Board approved, subject to stockholder approval, the amendment of the Company's 2003 Incentive Award Plan (the "Award Plan") to increase the shares of Series H Preferred Stock available for grant under the Award Plan by 30,000 shares to 84,001. The principal purposes for increasing the shares available under the Award Plan are to allow the Company to continue to use the Award Plan to continue to further the goals and purposes of the Award Plan as described below.

The Incentive Award Plan

        During the third fiscal quarter of 2003 the Company adopted the Award Plan based on its belief that it was necessary to permit the Company to continue to incentivize its employees, consultants, and directors by granting restricted stock awards as part of their overall compensation. A total of 54,001 shares of Series H Preferred Stock were originally reserved for issuance under the Award Plan. As of March 31, 2004, 777 shares of Series H Preferred Stock remained available for issuance under the Award Plan. The proposed amendment of the Award Plan would increase the aggregate number of shares of Series H Preferred Stock reserved for issuance under the Award Plan to 84,001, and would raise the number of shares of Series H Preferred Stock available for issuance under the Award Plan to 30,777. Based on the closing price of the Company's Common Stock on the American Stock Exchange on April 15, 2004 and assuming conversion of such shares of Series H Preferred Stock into Common Stock, the market value of shares of Series H Preferred Stock available for issuance under the Award Plan is $43,798,038.

        As described above in "Executive Compensation—Equity Plans," The purpose of the Award Plan is to provide an additional incentive for the Company's employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and to enable the Company to obtain and retain the services of employees and consultants considered essential to the long term success of the Company by offering them an opportunity to own stock in the Company.

        Administration.    The Company's Compensation Committee has the authority to conduct the general administration of the Award Plan. The Compensation Committee has the power to interpret the Award Plan and any award agreement entered into under the Award Plan, as well as to adopt, amend, and rescind rules for the administration, interpretation, and application of the Award Plan. In addition, the board of directors, in its absolute discretion, may at any time, and from time to time, exercise any and all rights and duties of the Compensation Committee under the Award Plan, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined in the sole discretion of the Compensation Committee.

        Grants of Series H Preferred Stock and Removal of Restrictions.    The Compensation Committee, in its sole discretion, may from time to time grant awards to any number of key employees or consultants of the Company (or any subsidiary of the Company). The Compensation Committee determines at the time of each grant the number of shares subject to such award. Restrictions on transfer of shares of Series H Preferred Stock granted under the Award Plan will be removed with respect to 25% of the shares granted upon receipt of the shares and then in equal monthly installments over the subsequent four years.

        Conversion.    Each share of the Series H Preferred Stock may be converted into shares of Common Stock at the election of its holder at any time. Each share of Series H Preferred Stock will be automatically converted into approximately 769 shares of Common Stock upon the affirmative election of the holders of at least two thirds of the outstanding shares of the Series H Preferred Stock or upon the occurrence of certain other events as described in the Award Plan. Assuming that all 84,001 shares of Series H Preferred Stock are issued in connection under the Award Plan, the Series H Preferred Stock will be convertible into 63,616,153 shares of Common Stock.

        The foregoing is only a summary of the Award Plan and is qualified by reference to its full text, a copy of which is attached as Appendix E of the company's definitive information statement on Schedule 14C, filed with the SEC on July 11, 2003, File No. 001-31227.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted a Code of Business Conduct and Ethics (the "Code") applicable to all of its directors and employees, including its principal executive officer and principal financial and accounting officer, which is a "code of ethics" as defined by applicable rules of the SEC. A copy of the Code may be obtained, free of charge, upon request by writing to us at the address listed below under "Other Matters" or from the Company's website at www.cogentco.com under the "Investor Relations" link. If the Company makes any amendments to the Code other than technical, administrative, or other non-substantive amendments, or grants any waivers, including implicit waivers, from a provision of the Code that applies to the Company's principal executive officer or principal financial and accounting officer and relates to an element of the SEC's "code of ethics" definition, the Company will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a report on Form 8-K filed with the SEC.

OTHER MATTERS

        A copy of the Company's 2003 Annual Report to Stockholders accompanies this Information Statement. The Company has filed an Annual Report for its fiscal year ended December 31, 2003, on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Cogent Communications Group, Inc., 1015 31st Street N.W., Washington, D.C. 20007.

                    By Order of the Board of Directors

                    David Schaeffer, Chairman and Chief Executive Officer

Dated: April 29, 2004
Washington, D.C.

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INFORMATION STATEMENT
PROPOSAL ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND COMMITTEES
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INDEPENDENT PUBLIC ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 2: AMENDMENT OF THE 2003 INCENTIVE AWARD PLAN
CODE OF BUSINESS CONDUCT AND ETHICS
OTHER MATTERS